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                                                                     Exhibit 2.3


                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT made the 13th day of May, 2004 FROM:

                    FALLS MOUNTAIN COAL INC.,
                    a company incorporated under the laws of British Columbia and having its head office at Suite 501 - 535 Thurlow , Vancouver, British Columbia, V6E 3L2

                    ("Falls Mountain")

AND

                    PINE VALLEY COAL LTD.
                    a corporation incorporated under the laws of Alberta and its head office in British Columbia at Suite 501 - 535 Thurlow Street, Vancouver, British Columbia, V6E 3L2

                    ("Pine Valley")

(Falls Mountain and Pine Valley are collectively referred to herein as the "Debtor")

TO:

                    MARUBENI CORPORATION
                    having an address at Suite 530, Bow Valley Square 1 202 6th Avenue, S.W. Calgary, Alberta, T2P 2R9

                    (the "Secured Party")


FOR VALUE RECEIVED, the Debtor covenants, agrees, warrants, represents, acknowledges, and confirms to and with the Secured Party and creates and grants the mortgages, charges, transfers, assignments and security interests as follows:


1.       SECURITY INTEREST


As security for the payment and performance of the Obligations (as defined in paragraph 3), the Debtor, subject to the exceptions set out in paragraph 2, does:


1.1 Grant to the Secured Party a security interest in, and mortgages, charges, transfers and assigns absolutely, all of the Debtor's present. and after acquired personal property, and all personal property in which the Debtor has rights, of whatever nature or kind and wherever situate, including, without limitation, all of the following now owned or in future owned or acquired by or on behalf of the Debtor:


        (a)  all goods, including:


             (i) all inventory of whatever kind and wherever situate, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or

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                  service, all raw materials, work in progress, finished goods, returned goods, repossessed goods, and all packaging materials, supplies, and containers relating to or used or consumed in connection with any of the foregoing (collectively the "Inventory");

             (ii) all equipment of whatever kind and wherever situate,
                  including, without limitation, all machinery, tools, apparatus, plant, fixtures, furniture, furnishings, chattels, motor vehicles, vessels, and other tangible personal property of whatever nature or kind (collectively the "Equipment")

        (b) all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action, and demands of every nature and kind however arising or secured including letters of credit and advices of credit, which are now due, owing, or accruing, or growing due to, or owned by, or which may in future become due, owing, or accruing, or growing due to, or owned by the Debtor (the "Accounts");

        (c) all contractual rights, equipment leases, insurance claims, licences, goodwill, patents, trademarks, trade names, copyrights, and other industrial or intellectual property of the Debtor or in which the Debtor has an interest, all other choses in action of the Debtor of every kind which now are, or which may in future be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, Chattel Paper, Instruments, Documents of Title, Securities, or Money;

        (d)  all Money;

        (e) all property described in Schedule A to this Agreement, or in any schedule now or at any time in future annexed to this Agreement or agreed to form part of this Agreement;

        (f)  the undertaking of the Debtor;

        (g) all Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, and Securities now owned or in future owned or acquired by or on behalf of the Debtor (including those returned to or repossessed by the Debtor) and all other goods of the Debtor that are not Equipment, Inventory, or Accounts;

        (h) all proceeds, renewals and accretions and substitutions of any of the foregoing; and

        (i) all deeds, documents, writings, papers, books of account and other books and electronically recorded data relating to any of the foregoing or by which any of the foregoing is or may in future be secured, evidenced, acknowledged or made payable;


1.2 Charge as and by way of a floating charge to and in favour of the Secured Party, and grant to the Secured Party a security interest, mortgage, and charge in and to:


        (a) all the Debtor's right, title, and interest in and to all its presently owned or held and after acquired or held real, immovable, and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements, and rights whether connected therewith or appurtenant thereto or separately owned or


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             held, including all structures, plant, and. other fixtures, including without limitation the Coal Licenses and Coal Leases (collectively "Real Property"); and


        (b) all property, assets and undertakings of the Debtor, both present and future, of whatever nature or kind and wherever situate, and all Proceeds thereof and therefrom,

other than any of its property, assets, and undertakings otherwise validly and effectively subject to the charges and security interests in favour of the Secured Party created under paragraph 1.1 of this Agreement. This charge attaches immediately upon the Debtor acquiring any rights in any of that property.

1.3 Mortgage and charge as and by way of a fixed and specific charge to and in favour of the Secured Party, and assign and transfer to the Secured Party and grant to the Secured Party, by way of mortgage, charge, assignment, and transfer, a security interest in all of the Debtor's right, title, and interest, both present and future, in and to all of its presently owned or held and after acquired or held:

        (a) coal leases, including, without limitation, the coal leases listed in Schedule B hereto, together with any renewals and replacements thereof (the "Coal Leases");

        (b) coal licenses, including, without limitation, the coal licenses listed in Schedule B hereto, together with any renewals and replacements thereof (the "Coal Licenses");

        (c)  property which is or in future becomes a fixture, or

        (d) property which constitutes a licence, quota, permit or other similar right or benefit, or crops.

1.4 The mortgages, charges, assignments, transfers, and security interests created or granted under paragraphs 1.1, 1.2, and 1.3 of this Agreement are collectively called the "Security Interest", and all property, assets, interests, and undertakings (including Proceeds) subject to the Security Interest or otherwise charged or secured by this Agreement or expressed to be charged, assigned or transferred, or secured by any instruments supplemental to this Agreement or in implementation of this Agreement are collectively called the "Collateral".

2.       EXCEPTIONS AND DEFINITIONS

The Security Interest granted by this Agreement shall not extend or apply to and the Collateral shall not extend to the last day of the term of any lease or agreement to lease real property, but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign and dispose thereof as the Secured Party shall direct.

The terms "Chattel Paper", "Document of Title", "Equipment", "Consumer Goods", "Instrument", "Intangible", "Security", "Proceeds", "Inventory", "Accessions", "Money", "financing statement", "financing change statement" and "verification statement" shall, unless otherwise defined in this Agreement or otherwise required by the context, be interpreted according to their respective meanings as set out in the British Columbia Personal Property Security Act, as amended.


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Any reference in this Agreement to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The Collateral shall not include consumer, goods of the Debtor.

The term "Proceeds", whenever used and interpreted as above, shall by way of example include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contract rights, accounts, and any other personal property or obligation received when such collateral or proceeds are sold, exchanged, collected, or otherwise disposed of. The term "licence" means any licence or similar right at any time owned or held by the Debtor including without limitation a "licence" as defined in the Act, and the meaning of the term "crops" whenever used in this Agreement includes but is not limited to "crops" as defined in the Act.

"Lien" whenever used in this Agreement means any mortgage, consensual or non-consensual lien, charge, pledge, hypothecation, security interest or other. encumbrance or title retention agreement and any other agreement or arrangement having substantially the same economic effect.

"Permitted Encumbrances" whenever used in this Agreement means:

        (a) restrictions, easements, rights-of way, servitudes or other similar rights in land granted to or reserved by an persons or minor defects or irregularities of title;

        (b) security given to a public utility (other than a rail transportation utility or an electrical utility) in connection with the operations of the Debtor in the ordinary course of its business;

        (c) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

        (d) Purchase Money Obligations, including without limitation equipment, leases;

        (e) the charges or security interests, if any, shown in any Schedule to this Agreement;

        (f) Liens in favour of the British Columbia Ministry of Energy and Mines (the "Ministry") over reclamation security deposits held on deposit with HSBC Mortgage Corporation or other deposit institutions from time to time pursuant to the requirements of Reclamation Permit C-153.

"Purchase Money Obligations" whenever used in this Agreement means:

        (a) any Lien existing and assumed at the time of acquisition by the Debtor on any property acquired in an arm's. length transaction;

        (b) any Lien on any property acquired by the Debtor in an arm's length transaction to secure the whole or any part of the purchase price of such property or monies borrowed to pay such purchase price;

        (c) any extensions, renewals, replacements or substitutions of any Lien or other security interest described in (a) and (b) above provided that the principal amount of the indebtedness secured thereby outstanding on the date of the extension, renewal, replacement or substitution is not increased to an amount greater than the


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             amount outstanding on the date the mortgage, lien, charge or other encumbrance was first granted or assumed on the property,

provided that the aggregate amounts due under any Lien referred to above do not exceed the cost of the asset encumbered by any such Lien and any such Liens are secured only by the property so owned or acquired and not by any other assets and may be discharged or caused to be discharged upon payment in full of the amount permitted to be secured under (a) to (c) inclusive above.


3.       OBLIGATIONS SECURED

This Agreement and the Security Interest are in addition to and not in substitution for any other security interest now or in future held by the Secured Party from the Debtor or from any other person and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present or future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wherever and however incurred, and any ultimate balance thereof, and whether the Debtor be bound alone or with another or others, and whether as principal, trustee, or surety, and for the performance and satisfaction of all obligations of the Debtor to the Secured Party, whether or not contained in this Agreement, and whether the Debtor be bound alone or with another or others .(all of which indebtedness, liability, and obligations are collectively the "Obligations").

4.       PROHIBITIONS

Without the prior written consent of the Secured Party, the Debtor shall not and shall not have power to:

        (a) grant, create, or permit to be created any security interest in, charge, encumbrance, or lien over, or claim against, any of its property, assets, or undertakings that ranks or could rank in priority to or pari passu with the Security Interest other than Permitted Encumbrances; or

        (b)  grant, sell, or otherwise assign its Chattel Paper.

5.       ATTACHMENT

The Debtor acknowledges and confirms that:

        (a) there is no intention to delay the time of attachment of the Security Interest created by this Agreement, and the Security Interest shall attach at the earliest time permissible under the laws governing this Agreement;

        (b)  that value has been given; and

        (c) that the Debtor has (or in the case of any after acquired property, will have at the time of acquisition) rights in the Collateral.

6.       REPRESENTATIONS AND WARRANTIES


6.1 The Debtor represents and warrants to the Secured Party, and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant, that:


        (a) if the Debtor is a company or a partnership, this Agreement is granted in accordance with resolutions of the directors (and of the

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             shareholders as applicable) or of the partners, as the case may be, of the Debtor, and that all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement, and the performance of the Debtor's obligations hereunder, legal, valid, and binding;

        (b) the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens, and claims, save only Permitted Encumbrances and those consented to in writing by the. Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Agreement; and

        (c) for goods constituting Collateral, the Debtor has in this Agreement or elsewhere fully and accurately disclosed to the Secured Party the locations thereof and of the business operations and records of the Debtor.


7.       COVENANTS OF THE DEBTOR


7.1 The Debtor covenants with the Secured Party that at all times while this Agreement remains in effect the Debtor shall:

        (a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons, other than holders of the Permitted Encumbrances;

        (b) fully and effectually maintain and keep maintained the validity and effectiveness of the Security Interest;

        (c) maintain the Collateral in good order and repair taking into account its age and condition;

        (d)  forthwith pay:

             (i) all taxes, assessments, rates, duties, levies, government fees, claims, dues, and other charges of every nature that may be lawfully levied, assessed, or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Secured Party may require; and

             (ii) all security interests, charges, encumbrances, liens and claims that rank or could in any event rank in priority to the Security Interest, other than Permitted Encumbrances and those consented to in writing by the Secured Party;

        (e) forthwith reimburse and indemnify the Secured Party for all costs, charges, expenses, and legal fees and disbursements that may be incurred by the Secured Party in:

             (i) taking, recovering, keeping possession of, and insuring the Collateral; and

             (ii) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Agreement and of any other Security Interest held by the Secured Party as security for the Obligations;

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                                       7


        (f) at the Secured Party's request at any time and from time to time, execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party reasonably requires in order to confirm and perfect, and maintain perfection of, the Security Interest in favour of the Secured Party upon any of the Collateral;

        (g)  notify the Secured Party promptly of:

             (i) any change in the information contained in this Agreement relating to the Debtor, its address, its business, or the Collateral, including without limitation any change of name or address of the Debtor and any change in location of any Collateral;

             (ii)   the details of any material acquisition of Collateral;

             (iii)  any material loss or damage to the Collateral;

             (iv) any material default by any account debtor in payment or other performance of his or her obligations to the Debtor with respect to any Accounts;

             (v) the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor; and.

             (vi) the details of any claims or litigation affecting the Debtor or the Collateral;

        (h) prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted by this Agreement, from being or becoming an accession to other property not covered by this Agreement;

        (i) permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets, and undertakings and to all its books of account and records reasonably required for the purpose of inspection, and render all assistance necessary for such inspection; and

        (j) deliver to the Secured Party from time to time promptly upon request:

             (i) all policies and certificates of insurance relating to the Collateral; and

             (ii) any information concerning the Collateral, the Debtor, and the Debtor's business and affairs as the Secured Party may reasonably require; and

        (k) carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning the Collateral;

7.2 The Debtor covenants that at all times while this Agreement remains in effect, without the prior written consent of the Secured Party, it shall not

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        (a)  declare or pay any dividends;

        (b) purchase or redeem any of its shares or otherwise reduce its share capital;

        (c) become guarantor of any obligation other than with respect to obligations of affiliates of the Debtor;

        (d) become an endorser of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to any bank accounts of the Debtor; or

        (e) become involved in or undertake any business or undertaking other than the development and operation of the Willow Creek Coal Project.

7.3 Except as provided in this Agreement, without the prior written consent of the Secured Party, the Debtor Shall not:

        (a)  sell, lease, or otherwise dispose of the Collateral;

        (b)  release, surrender, or abandon possession of the Collateral; or

        (c) move or transfer the Collateral from the jurisdiction or jurisdictions in which the Security Interest has been perfected.

7.4 Provided that the Debtor is not in default under this Agreement, at any time without the consent of the Secured Party the Debtor may lease, sell, license, consign, or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

7.5 The Debtor covenants that to the extent that any monies, credit, or other consideration provided by, the Secured Party has enabled the Debtor to purchase or acquire rights in any personal property or assets, the Security Interest is and shall remain a purchase money security interest.

8.      INSURANCE

8.1 The Debtor covenants that at all times while this Agreement is in effect the Debtor shall:

        (a) maintain or cause to be maintained insurance on the Collateral with an insurer, of the kinds, for amounts and payable to such person or persons, all as the Secured Party may require acting reasonably, and in particular but without limitation maintain insurance on the Collateral to its full insurable value against loss or damage by fire including extended coverage endorsement, and in the case of motor vehicles and other mobile Collateral, maintain insurance against theft;

        (b) cause the insurance policy or policies required under this Agreement to HAVE as part thereof a mortgage clause showing the Secured Party as a first loss payee (together with a secured lender ranking pari passu with the Secured Party, if applicable); and

        (c) pay all premiums in connection with such insurance, and deliver all such policies to the Secured Party, if it so requires.

8.2 If proceeds of any insurance required under this Agreement become payable, the Secured Party shall release any such insurance proceeds to the Debtor for the purpose of repairing, replacing, or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any


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way affect this Agreement. If the Debtor does not intend to repair, replace or rebuild with the insurance proceeds, then the Secured Party may, in its absolute discretion, apply those proceeds to such part or parts of the Obligations as the Secured Party may see fit.

8.3 The Debtor shall forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the insurer at the Debtor's expense any necessary proof and do any necessary act to obtain payment of the insurance proceeds, but nothing contained in this Agreement shall limit the Secured Party's right after default by the Debtor, to submit to the insurer a proof of loss on its own behalf.

8.4 The Debtor irrevocably authorizes and directs the insurer under any policy of insurance required under this Agreement to include the name of the Secured Party as a loss payee on any cheque or draft that may be issued with respect to a claim under and by virtue of such insurance, and the production by the Secured Party to any insurer of a certified copy of this Agreement shall be its full and complete authority for so doing.

8.5 If the Debtor fails to maintain insurance as required by this Agreement, the Secured Party may, but shall not be, obliged to, maintain or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

9.       USE AND VERIFICATION OF COLLATERAL

Subject to compliance with the Debtor's covenants contained in this Agreement and compliance with paragraph 11 of this Agreement, the Debtor may, until default, possess, operate, collect, use and enjoy, and* deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions of this Agreement; provided always that the Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate. The Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith, and for such purpose to grant to the Secured Party or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

10.      SECURITIES

If Collateral at any time includes Securities, then upon a default, the Debtor authorizes the Secured Party to transfer the same or any part of them into its own name or that of its nominee(s) so that the Secured Party or its nominee(s) may appear on record as the sole owner of them. After default, the Debtor waives all rights to receive any notices or communications received by the Secured Party or its nominee(s) as such registered owner and agrees that no proxy issued by the Secured Party to the Debtor or its order as aforesaid shall thereafter be effective.

11.      COLLECTION OF DEBTS

After default under this Agreement, without notice to the Debtor, the Secured Party may notify all or any account debtors of the Debtor of the Security Interest and may also direct such account debtors to make all payments on Collateral to the Secured Party. The Debtor acknowledges that after default under this Agreement, any payments on or other proceeds of Collateral received by the Debtor from account


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                                       10


debtors, whether before or after notification of this Security Interest to account debtors, shall be received and held by the Debtor in trust for the Secured Party and shall be turned over to the Secured Party upon request. This includes interest on deferred payment contracts, and the payments themselves, and lease payments, if any.

12.      INCOME FROM AND INTEREST ON COLLATERAL

12.1 Until default, the Debtor reserves the right to receive any money constituting income from or interest on Collateral and if the Secured Party receives any such money before default, the Secured Party shall pay it promptly to the Debtor.

12.2 After default, the Debtor shall not request or receive any money constituting income from or interest on Collateral and if the Debtor receives any such money in any event, the Debtor. shall hold that money in trust for the Secured Party and shall pay it promptly to the Secured Party.

13.      INCREASES, PROFITS, PAYMENTS, OR DISTRIBUTIONS

13.1     After a default has occurred, the Debtor authorizes the Secured Party:

         (a) to receive any increase in or profits on the Collateral (other than money) and to hold the same as part of the Collateral. Money so received shall be treated as income for the purposes of paragraph 12 of this Agreement and dealt with accordingly, and

         (b) to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor; and to hold any such payment or distribution as part of Collateral.

13.2 If the Debtor receives any such increase or profits (other than money) or payments or distributions after a default under this Agreement, the Debtor shall deliver the same promptly to the Secured Party to be held by the Secured Party as provided in this Agreement.

14.      DISPOSITION OF MONEYS

Subject to any applicable requirements of the Act, all monies collected or received by the Secured Party under. or in exercise of any right it possesses with respect to Collateral shall be applied on account of the Obligations in such manner as the Secured Party deems best, without prejudice to the liability of the Debtor or the rights of the Secured Party under this Agreement, and any surplus shall be accounted for as required by law.

15.      PERFORMANCE OF OBLIGATIONS

If the Debtor fails to perform any of its obligations under this Agreement, the Secured Party may, but shall not be obliged to, perform any or all of those obligations without prejudice to any other rights and remedies of the Secured Party under this Agreement, and any payments made and any costs, charges, expenses, and legal fees and disbursements (on a solicitor and own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall be secured by this Agreement and rank prior to all claims subsequent to this Agreement.

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                                       11


16.      DEFAULT

16.1 Unless waived by the Secured Party, it shall be an event of default ("default") under this Agreement and the security constituted by this Agreement shall immediately become enforceable if:

         (a) any material term, covenant, or representation of this Agreement or the Coal Purchase and Financing Agreement, entitled as such, among, inter alia, the Debtor and the Secured Party, is breached, unless such default is remedied within 14 days of receipt of notice thereof by the Debtor; or

         (b) any amount owed to the Secured Party is not paid when due unless such default is remedied within 14 days of receipt of notice thereof by the Debtor; or

         (c) the Debtor defaults or threatens to default in payment when due or performance of any of the Obligations unless such default is remedied within 14 days of receipt of notice thereof by the Debtor; or

         (d) the Debtor or any guarantor of the Debtor declares itself to be insolvent, makes an assignment for the benefit of its creditors, is declared bankrupt, declares bankruptcy, makes a proposal, or otherwise takes advantage of provisions under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act, or similar legislation in any jurisdiction, or fails to pay its debts generally as they become due; or

         (e)  a receiver or receiver-manager is appointed; or

         (f) the Debtor ceases to carry on all or a substantial part of its business; or

         (g) distress, execution, or seizure of any of the Collateral occurs unless the Debtor is in good faith contesting such distress, execution, or seizure and the Debtor has provided security in respect thereof satisfactory to the Secured Party; or

         (h) if the Debtor is a corporation, there is a change of voting control without the Secured Party's consent; or

         (i) the Debtor changes its name or amalgamates or merges without the Secured Party's consent; or

         (j) the Debtor allows any hazardous materials to be brought upon any lands or premises occupied by the Debtor other than in the normal course of business or does not deal with such materials in accordance with applicable laws;

16.2 In accordance with the British Columbia Property Law Act, the doctrine of consolidation applies to this Agreement.

16.3 It shall be an event of default under this Agreement and the security constituted by this Agreement shall immediately become enforceable if any material term, covenant, or representation in any other agreement, contract, or other commitment of the Debtor to the Secured Party or to Mitsui Matsushima Canada Ltd. is breached or if default should occur under the same.

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                                       12


17.      ACCELERATION

The Secured Party, in its sole discretion, may declare all or any part of the Obligations that are not by their terms payable on demand to be immediately due and payable in the event of any default. The provisions of this paragraph do not and are not intended to affect in any way any rights of the Secured Party with respect to any Obligations that may now or in future be payable on demand.

18.      ENFORCEMENT

18.1 Upon any default under this Agreement, the security constituted by this Agreement shall immediately become enforceable, and any floating charge will immediately attach the Real Property and Collateral. To enforce and realize on the security constituted by this Agreement, the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, the Secured Party may do any of the following:

         (a) appoint by instrument a receiver, receiver and manager, or receiver-manager (the person so appointed is called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such ch Receiver and appoint another in its stead;

         (b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents, and its servants from those premises, without becoming liable as a mortgagee in possession;

         (c) preserve, protect, and maintain the Collateral and make such replacements and repairs and additions as the Secured Party may, deem advisable;

         (d) sell, lease, or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained, and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease, or other -disposition is on credit, the Debtor shall not be entitled to be credited with the proceeds of any such sale, lease, or other disposition until the monies therefor are actually received; and

         (e) exercise all of the rights and remedies of a secured party under the Act.

18.2 A Receiver appointed under this Agreement shall be the agent of the Debtor and not of the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any Receiver, its servants, agents, or employees. A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of the Secured Party under this Agreement, and in addition shall have power to carry on the business of the Debtor and for such purpose to enter upon, use, and occupy all premises owned or occupied by the Debtor in which Collateral may be situate, maintain Collateral upon such premises, use, Collateral directly or indirectly in carrying on the Debtor's business, and from time to time borrow money either unsecured or secured by a security interest in any of the Collateral.

18.3 Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Agreement, all amounts realized from the disposition of Collateral under this Agreement shall be applied as the Secured Party, in its absolute discretion, may direct or as follows:

         (a) in payment of all costs, charges, and expenses (including legal fees and disbursements on a solicitor and own client basis) incurred by the Secured Party in connection with or incidental to:

              (i) the exercise by the Secured Party of all or any of the powers granted to it under the Agreement; and

              (ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it under this Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver excluding the Receiver's borrowings;

         (b) in payment of any sum or sums borrowed by the Receiver from the Secured Party and interest thereon if such sum or sums are secured by the Collateral;

         (c) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations;

         (d) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations; and

         (e) in or toward payment of any sum or sums borrowed by the Receiver from any financial institution, corporation, or person other than the Secured Party, and interest thereon if such sum or sums are secured by the Collateral.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus shall be paid to the Debtor.

18.4 The Debtor agrees that the Secured Party may exercise its rights and remedies under this Agreement immediately upon default, except as may be otherwise provided in the Act, and the Debtor expressly confirms that, except as may be otherwise provided in this Agreement or in the Act, the Secured Party has not given any covenant, express or implied, and is under no obligation to allow the Debtor any period of time to remedy any default before the Secured Party exercises its rights and remedies under this Agreement.

19.      DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Debtor shall pay to the Secured Party the amount of such deficiency immediately upon demand for the same.

20.      RIGHTS CUMULATIVE

All rights and remedies of the Secured Party set, out in this Agreement are cumulative, and no right or remedy contained in this Agreement is intended to be exclusive but each shall be in addition to every other right or remedy contained in this Agreement or in any existing or future security agreement or, now or in future existing at law, in equity or by statute, or under any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

21.      LIABILITY OF SECURED PARTY

The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as provided in this Agreement, nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable, other than as, a result of the Secured Party's misconduct or gross negligence. The Secured Party shall not be bound to do, observe, or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor, nor shall the Secured Party, in the case of Securities, Instruments, or Chattel Paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable.

22.      APPOINTMENT OF ATTORNEY AND DEED

22.1 The Debtor irrevocably appoints the Secured, Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, or consents that the Debtor is obliged to sign, endorse, or execute, and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver after a default under this Agreement, as the case may be, under this Agreement.

22.2 Whether or not the Debtor attaches its corporate seal, if a corporation, this Agreement is intended to be and is deemed to be a deed given under seal.

23.      ACCOUNTS

Notwithstanding any other provision of this Agreement, the Secured Party may collect, realize, sell, or otherwise deal with the Accounts or any part of them in such manner, upon such terms and conditions, and at such time or times, after default, as may seem to it advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of
Part 5 of the Act. All monies or other forms of payment received by the Debtor in payment of any Account shall be received and held by the Debtor in trust for the Secured Party.

24.      APPROPRIATION OF PAYMENTS

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

25.      LIABILITY TO ADVANCE

None of the preparation, execution, perfection, and registration of this Agreement or notice of this Agreement or the advance of any monies shall bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

26.      WAIVER

The Secured Party may from time to time and at any time waive in whole or in part any right, benefit, or default under any paragraph of this Agreement but any such waiver shall only be effective if made in writing and such waiver of any right, benefit, or default on any occasion shall be deemed not to be a waiver of any such right, benefit, or default thereafter, or of any other right,, benefit or default, as the case may be, and no delay or omission by the Secured Party in exercising any right or remedy under this Agreement or with respect to any default shall operate as a waiver thereof or of any other right or remedy.

27.      NOTICE

Any notice, demand, or other communication required or permitted to be given under this Agreement shall be effectually made or given if delivered by prepaid private courier or by facsimile transmission to the address of each party set out below:


TO THE DEBTOR:

         Falls Mountain Coal Inc. and Pine Valley Coal Ltd.
         Suite 501 - 535 Thurlow Street
         Vancouver BC, V6E 3L2

         Facsimile:  604-682-4698


TO THE SECURED PARTY:

         Marubeni Corporation
         c/o 503 Bow Valley Square 1
         #202 - 6th Avenue S.W.
         Calgary, AB T2P 2R9

         Facsimile:  403-263-8100

or to such other address or facsimile number as either party may designate in the manner set out above. Any notice, demand, or other communication shall be deemed to have been given and received on the day of prepaid private courier delivery or facsimile transmission.

28.      EXTENSIONS

The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of the Security Interest, and otherwise deal with the Debtor, account debtors of the Debtor, sureties, and others and with the Collateral, the Security Interest, and other security interests as the Secured Party sees fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Agreement.

29.      NO MERGER

This Agreement shall not operate to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, mortgage, contract, promissory note, bill of exchange, or security interest of any form held or which may in future be held by the Secured Party from the Debtor or from any other person. The taking of a judgment with respect to any of the Obligations shall not operate as a merger of any of the covenants contained in this Agreement.

30.      ASSIGNMENT

The Secured Party may, upon giving prior notice to the Debtor, assign, transfer, or grant a security interest in this Agreement and the Security Interest. The Debtor expressly agrees that the assignee, transferee, or secured party, as the case may be, shall have all of the Secured Party's rights and remedies under this Agreement.

31.      SATISFACTION AND DISCHARGE

Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, shall be deemed not to be a redemption or discharge of this Agreement. The Debtor shall be entitled to a release and discharge of this Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expenses, and legal fees and disbursements (on a solicitor and own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

The Secured Party agrees that if the Debtor arranges for a irrevocable letter of credit or letter of guarantee on terms and from an issuer acceptable to the Secured Party, to be issued in favour of the Secured Party in an amount sufficient to satisfy the Obligations and on terms that provide for the complete discharge of the Obligations, the Secured Party will, at the Debtor's expense, release and discharge the Security Interest.

32.      ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, personal representatives, successors, and permitted assigns.

33.      INTERPRETATION

33.1     In this Agreement:


         (a) "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used, depending upon whether the Debtor is one or more individuals, corporations, or partnerships and, if more than one, shall apply to and be binding upon each of them jointly and severally;

         (b) "Act" means the British Columbia Personal Property Security Act and all regulations thereunder as amended;

33.2 Words and expressions used in this Agreement that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act, whether expressed in this Agreement with or without initial capital letters and whether in the singular or the plural, unless otherwise defined in this Agreement or unless the context otherwise requires, and, wherever the context so requires, in this Agreement the singular shall be read as if the plural were expressed, and vice-versa, and the provisions of this Agreement shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm, or corporation.

33.3 Should any provision of this Agreement be declared or held invalid or unenforceable in whole or in part or against or, with respect to the Debtor by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of any or all of the remaining provisions of this Agreement, which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

33.4 The headings of the paragraphs of this Agreement have, been inserted for reference only and do not define, limit, alter, or. enlarge the meaning of any provision of this Agreement.

33.5     This Agreement shall be governed by the laws of British Columbia.

34.      MISCELLANEOUS

34.1 The Debtor authorizes the Secured Party to file such financing statements, financing change statements, and other documents, and do such acts, matters, and things as the Secured Party may deem appropriate, to perfect on an ongoing basis and continue the Security Interest, to protect and preserve the Collateral, and to realize upon the Security Interest.

34.2 The Debtor waives protest of any Instrument constituting Collateral at anytime held by the Secured Party on which the Debtor is any way liable and, subject to the provisions of the Act, notice of any other action taken by the Secured Party.

34.3 The Debtor covenants that it shall not amalgamate with any other company or entity without first obtaining the written consent of the Secured Party. The Debtor acknowledges and agrees that if it amalgamates with any other company or companies, then it is the intention of the parties that the term "Debtor" when used in this Agreement shall apply to each of the amalgamating companies and to the amalgamated company, so that the Security Interest granted by this Agreement:

     (a) shall extend to "Collateral" (as that term is defined in this Agreement) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" owned or acquired by the amalgamated company thereafter, and

     (b) shall secure the "Obligations" (as that term is defined in this Agreement) of each of the amalgamating companies and the amalgamated company to the Secured Party at the time of amalgamation and any "Obligations" of the amalgamated company to the Secured Party arising thereafter. The Security Interest shall attach to "Collateral" owned by each company amalgamating with the Debtor, and by the amalgamated company, at the time of amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when that Collateral becomes owned or is acquired.

34.4 The Debtor authorizes the Secured Party to provide a copy of this Agreement and such other information and documents specified under the Act to any person entitled under the Act to demand and receive them.

35.      COPY OF AGREEMENT AND FINANCING STATEMENT

The Debtor:

         (a)   acknowledges receiving a copy of this Agreement, and

         (b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement, or verification statement filed, issued, or obtained at any time in respect of this Agreement.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement on the date indicated below.


                                  EXECUTION DATE


                               ------------------
  Officer Signature(s)        | Y       M      D |      FALLS MOUNTAIN COAL INC.
                              |                  |      by its authorized
                              |                  |      signatory(ies)
                              |                  |
                              |                  |
------------------------      |                  |      ------------------------
Name:                         | 04               |      Name:
                              |                  |
                              |                  |
                              |                  |      PINE VALLEY COAL LTD.
                              |                  |      by its authorized
                              |                  |      signatory(ies)
                              |                  |
                              |                  |
------------------------      | 04               |      ------------------------
Name:                         |                  |      Name:
                               ------------------



OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1979, c. 116, to take affidavits for use in British Columbia and certifies the matters set out in
Part 5 of the Land Title Act as they pertain to the execution of this instrument.

                                   SCHEDULE A

       Description and Serial Numbers for Equipment and Location of Goods

                                       NIL

                                  SCHEDULE "B"
                          Coal Licenses and Coal Leases

Licensor: Provincial Crown

Tenure Holder: Pine Valley Coal Ltd. ("PVC") or Falls Mountain Coal Inc. ("FMC")

         COAL          TENURE NO.      OWNER     MAP NUMBER          WORK              STATUS           AREA
     LICENSE NO./                                                RECORDED TO        (G.S. - GOOD        (HA)
    TENURE NUMBER                                                                     STANDING)
1.     8574              327312         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
2.     8575              327313         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
3.     8576              327314         PVC        093O09E        2005.03.31       G.S. 2005.03.31       293
4.     8577              327316         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
5.     8578              327318         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
6.     8579              327320         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
7.     8580              327321         PVC        093O09W        2005.03.31       G.S. 2005.03.31       293
8.     347214            347214         PVC        093O09W        2005.03.31       G.S. 2005.03.31       292
9.     347215            347215         PVC        093O09E        2005.03.31       G.S. 2005.03.31       293
10.    347216            347216         PVC        093O09E        2005.03.31       G.S. 2005.03.31       293
11.    347217            347217         PVC        093O09E        2005.03.31       G.S. 2005.03.31       293
12.    347218            347218         PVC        093O09E        2005.03.31       G.S. 2005.03.31       293
13.    389294            389294         PVC        093O09E        2005.03.31       G.S. 2005.03.31      6151
14.    409343            409343         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
15.    409344            409344         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
16.    409345            409345         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
17.    409346            409346         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
18.    409347            409347         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
19.    409348            409348         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
20.    409349            409349         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
21.    409350            409350         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
22.    409351            409351         FMC        093O09W        2005.04.07       G.S. 2005.04.07       293
23.    409352            409352         FMC        093O09W        2005.04.07       G.S. 2005.04.07       292

Together with any other coal licenses and coal leases acquired after the date hereof by Pine Valley Coal Ltd. or Falls Mountain Coal Inc.